EXHIBIT 10.17



                       CONSENT AND MODIFICATION AGREEMENT
                                     (HRPT)


         This CONSENT AND MODIFICATION AGREEMENT made as of this 10th day of October, 1997 by and between MARRIOTT INTERNATIONAL, INC. ("MII"), MARRIOTT SENIOR LIVING SERVICES, INC. ("MSLS"), NEW MARRIOTT MI, INC. ("New Marriott") (which, by name change, will be renamed Marriott International, Inc.), HEALTH AND RETIREMENT PROPERTIES TRUST, formerly known as Health and Rehabilitation Properties Trust ("HRPT") and CHURCH CREEK CORPORATION ("CCC") (HRPT and CCC collectively, "Owner").

         WHEREAS, MII, MSLS and HMC Retirement Properties, Inc. ("HMC") entered into certain agreements, including, but not limited to those agreements listed on Exhibit A hereto (as the same may be amended, hereinafter referred to as "Transaction Agreements"), relating to certain senior living retirement facilities located in the United States (hereinafter referred to as "Transaction"); and

         WHEREAS, Owner has succeeded to the interests of HMC in said leases and the guaranties by MII; and

         WHEREAS, MII and New Marriott intend to undertake certain corporate transactions which are set forth in the press release attached hereto as Exhibit B, it being understood that New Marriott is intended to be the entity that will constitute the "new" Marriott International and will own, directly or indirectly, all or substantially all of MII's lodging, distribution services and senior living services businesses. As used herein, the term "Intended Corporate Transaction," shall refer to the transaction (a) in which MII spins off New Marriott (or its assigns, as permitted pursuant to the terms and provisions of Section 4 hereto) in a transaction which is not materially different from that described in Exhibit B and (b) which will result, after giving effect to the Intended Corporate Transaction, in New Marriott (or its assigns, as permitted pursuant to the terms and provisions of Section 4 hereof) having a long term debt rating of its senior, unsecured debt of "BBB-" (triple B minus) or greater by Standard & Poor's Corporation; and

         WHEREAS, the parties desire to consent to the Intended Corporate Transaction and to modify the terms of the Transaction Agreements, as set forth hereinbelow.

         NOW, THEREFORE, the parties agree as follows:

         1. The parties agree that upon the closing of the Intended Corporate Transaction (the "Closing"), without further documentation or action:

                  (a) All references to MII in all Transaction Agreements shall thereafter refer to New Marriott, and not to MII, as if New Marriott and not MII were originally the named entity, and all Transaction Agreements which are to be executed subsequent to the


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Closing  shall be  modified to name New  Marriott,  and not MII, as the party to execute such Transaction Agreements,

                  (b) MII shall be released from any and all liabilities and obligations to HMC under each and every Transaction Agreement, notwithstanding when, and how, such liabilities or obligations arose or may arise, and New Marriott shall be liable for all such liabilities and obligations of MII to Owner under each and every Transaction Agreement, notwithstanding when, and how, such liabilities or obligations arose or may arise,

         2. On or after the date of Closing, upon the request of Owner, New Marriott will execute such documents as Owner may reasonably request to evidence its assumption of the liabilities and obligations of MII as herein provided; including a confirmation of each Guaranty of Tenant Obligations of each Lease (as set forth on Exhibit A hereto) and an opinion of in-house counsel of New Marriott that New Marriott has taken all necessary corporate action to authorize such assumption and that such Guaranty is the, valid, binding and enforceable obligation of New Marriott. Upon the request of New Marriott or MII, Owner will enter into such documents as MII or New Marriott may reasonably request to evidence the release of MII from all liabilities and obligations to Owner.

         3. The parties agree to cooperate with each other in order to facilitate the transactions contemplated herein and shall execute and deliver such documents and agreements as may be necessary or appropriate to accomplish the purposes of the Intended Corporate Transaction. MII and New Marriott shall give prior notice of the anticipated date of Closing; provided, however, (a) such anticipated date may be extended or delayed in the sole discretion of MII and/or New Marriott, and such extension or delay shall not have any effect on this Agreement, and (b) such prior notice shall not be required if MII and/or New Marriott, in its judgment, believes that the giving of such prior notice may violate any federal or state securities law.

         4. Prior to the Closing of the Intended Corporate Transaction, New Marriott may assign its rights and obligations hereunder to any wholly owned U.S. subsidiary of MII, which wholly owned subsidiary shall, following the Intended Corporate Transaction, own all or substantially all of MII's lodging, distribution services and senior living services businesses in accordance with the second Whereas clause herein. In the event of such an assignment and assumption, the assignor shall be released from all of its obligations under this agreement and the assignee shall become New Marriott for all purposes under this agreement.

         5. Exception as specifically set forth herein, nothing contained herein shall be deemed to modify, amend, waive or supersede any provision of any Transaction Agreement, including, without limitation, Section 5.07 of each Lease.


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         IN WITNESS WHEREOF, the parties hereto have set their hand and seal.

ATTEST/WITNESS:                         MARRIOTT INTERNATIONAL, INC.


/s/                                     By:/s/ C. S. Lynch

                                        MARRIOTT SENIOR LIVING SERVICES, INC.

/s/                                     By:/s/ C.S. Lynch


                                        NEW MARRIOTT MI, INC.

/s/                                     By: /s/  C. S. Lynch


                                        HEALTH AND RETIREMENT PROPERTIES TRUST

/s/                                     By: /s/ Ajay Saini

                                        CHURCH CREEK CORPORATION

/s/                                     By: /s/ Ajay Saini




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                                Omitted Exhibits


         The following exhibit to the Consent and Modification Agreement has been omitted:

Exhibit Letter                      Exhibit Title

     A                              Transaction Agreements

         The registrant agrees to furnish supplementally a copy of the foregoing omitted exhibit to the Securities and Exchange Commission upon request.